                                              AMERICAN SKANDIA TRUST
                                          INVESTMENT MANAGEMENT AGREEMENT
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THIS AGREEMENT is made this 14th day of September,  2001 by and between  American  Skandia  Trust, a  Massachusetts business  trust (the "Fund"),  and American  Skandia  Investment  Services,  Inc., a Connecticut  corporation  (the
"Investment Manager");

                                                W I T N E S S E T H
                                                -------------------

WHEREAS,  the Fund is registered as an open-end,  diversified  management  investment  company under the Investment
Company  Act of 1940,  as  amended  (the  "Investment  Company  Act"),  and the rules and  regulations  promulgated thereunder; and

WHEREAS,  the Investment Manager is registered as an investment adviser under the Investment  Advisers Act of 1940, as amended (the 'Investment Advisers Act); and

WHEREAS,  the Fund and the  Investment  Manager  desire to enter into an agreement to provide for the management of the assets of the AST PBHG Small-Cap  Growth  Portfolio (the  "Portfolio") on the terms and conditions  hereinafter set forth.

NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  herein  contained  and  other  good  and  valuable consideration, the receipt where-of is hereby acknowledged, the parties hereto agree as follows:

1.       Management.  The Investment  Manager shall act as investment  manager for the Portfolio and shall, in such
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capacity,  manage the investment operations of the Portfolio,  including the purchase,  retention,  disposition and lending of  securities,  subject at all times to the  policies  and control of the Fund's  Board of  Trustees.  The
Investment  Manager  shall give the  Portfolio  the  benefit  of its best  judgments,  efforts  and  facilities  in rendering its services as investment manager.

2.       Duties of Investment  Manager.  In carrying out its obligation  under  paragraph 1 hereof,  the Investment
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Manager shall:

         (a)      supervise and manage all aspects of the Portfolio's operations:

         (b)      provide  the   Portfolio  or  obtain  for  it,  and   thereafter   supervise,   such   executive,
administrative,  clerical  and  shareholder  servicing  services  as are deemed  advisable  by the Fund's  Board of
Trustees;
         (c)      arrange,  but not pay for, the periodic updating of prospectuses and supplements  thereto,  proxy material,  tax returns,  reports to the  Portfolio's  shareholders,  reports to and filings with the Securities and
Exchange Commission, state Blue Sky authorities and other applicable regulatory authorities;

         (d)      provide to the Board of Trustees of the Fund on a regular basis,  written  financial  reports and analyses On the Portfolios securities transactions and the operations of comparable investment companies;
(e)      obtain and evaluate  pertinent  information about significant  developments and economic,  statistical and financial data,  domestic,  foreign or otherwise,  whether  affecting the economy  generally or the Portfolio,  and whether  concerning  the  individual  issuers whose  securities  are included in the Portfolio or the activities in which they engage,  or with respect to securities which the Investment  Manager  considers  desirable for inclusion in the Portfolio,

(f)      determine what issuers and securities  shall be  represented  in the  Portfolio's  portfolio and regularly report them in writing to the Board of Trustees;

(g)      formulate  and  implement  continuing  programs  for the  purchases  and sales of the  securities  of such issuers and regularly report in writing thereon to the Board of Trustees; and

(h)      take,  on behalf of the  Portfolio,  all actions  which appear to the Fund  necessary to carry into effect such  purchase and sale  programs and  supervisory  functions as aforesaid  including the placing of orders for the purchase and sale of portfolio securities.

3.       Broker-Dealer  Relationships.  The  Investment  Manager  is  responsible  for  decisions  to buy and  sell
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securities for the Portfolio,  broker-dealer  selection,  and negotiation of its brokerage  commission  rates.  The
Investment  Manager  shall  determine  the  securities  to be  purchased or sold by the  Portfolio  pursuant to its determinations  with or through such persons,  brokers or dealers,  in  conformity  with the policy with respect to brokerage  as set forth in the Fund's  Prospectus  and  Statement  of  Additional  Information,  or as the Board of
Trustees may determine from time to time.  Generally,  the Investment  Manager's  primary  consideration in placing
Portfolio  securities  transactions  with  broker-dealers  for execution is to obtain and maintain the availability of,  execution  at the best net price and in the most  effective  manner  possible.  The,  Investment  Manager  may consider  the  sale of the  shares  of the  Portfolio,  subject  to the  requirements  of best net  price  and most favorable execution.

         Consistent with this policy, the Investment Manager will take the following into  consideration:  the best net price  available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and difficulty  in  executing  the  order,  and the value of the  expected  contribution  of the  broker-dealer  to the investment  performance  of  the  Portfolio  an  a  continuing  basis.  Accordingly,  the  cost  of  the  brokerage commissions  to the Portfolio  maybe greater than that available from other brokers if the difference is reasonably justified by other aspects of the portfolio  execution  services  offered.  Subject to such policies and procedures as the Board of  Trustees  of the Fund may  determine,  the  Investment  Manager  shall not be deemed to have acted unlawfully  or to have  breached  any duty solely by reason of its having  caused the  Portfolio to pay a broker or dealer that provides  research  services to the Investment  Manager for the Portfolio's use an amount of commission for effecting a portfolio  investment  transaction  in excess of the amount of commission  another broker or dealer would have charged for effecting that transaction,  if the Investment  Manager,  determines in good faith that such amount of  commission  was  reasonable in relation to the value of the research  services  provided by such broker, viewed in terms of either that particular  transaction or the Investment  Manager's ongoing  responsibilities  with respect to the  Portfolio.  The  Investment  Manager is further  authorized  to allocate the orders placed by it on behalf of the  Portfolio  to such brokers and dealers who also provide  research or  statistical  material or other services to the Fund or the Investment  Manager.  Such  allocation  shall be in such amounts and proportions as the
Investment  Manager shall  determine and the  Investment  Manager will report on said  allocations  to the Board of
Trustees of the Fund  regularly as requested by the Board and, in any event,  at least once each  calendar  year if no  specific  request  is made,  indicating  the  brokers  to whom  such  allocations  have been made and the basis therefor.

4.       Control by Board of Trustees.  Any investment  program  undertaken by the Investment  Manager  pursuant to
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this  Agreement,  as well as any  other  activities  undertaken  by the  Investment  Manager  on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board of Trustees of the Fund.

5.       Compliance  with  Applicable  Requirements.  In carrying out its  obligations  under this  Agreement,  the
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Investment Manager shall at all times conform to:

         (a)      all  applicable  provisions of the  Investment  Company Act and  Investment  Advisers Act and any
rules and regulations adopted thereunder, as amended, and

         (b)      the  provisions of the  Registration  Statements of the Fund under the Securities Act of 1933 and the Investment  Company Act,  including the  investment  objectives,  policies and  restrictions,  and  permissible investments specified therein; and

(c)      the provisions of the Declaration of Trust of the Fund, as amended; and

         (d)      the provisions of the By-laws of the Fund, as amended; and

(e)      any other applicable provisions of state and federal law.

   6.    Expenses.  The expenses  connected  with the Fund shall be allocable  between the Fund and the  Investment
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   Manager as follows:

         (a)         The  Investment  Manager  shall  furnish,  at its expense and  without  cost to the Fund,  the services  of a  President  Secretary,  and one or  more  Vice  Presidents  of the  Fund,  to the  extent  at such additional officers may be required by the Fund for the proper conduct of its affairs.

         (b)         The Investment  Manager shall further  maintain,  at its expense and without cost to the Fund, a trading in order to carry out its obligations  under  subparagraphs  (f), (g) and (h) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

         (c)         Nothing in  subparagraph  (a) hereof shall be construed to require the  Investment  Manager to bear:

                  (i)        any of the costs  (including  applicable  office space,  facilities  and equipment) of the  services  of a  principal  financial  officer of the Fund  whose  normal  duties  consist of maintaining  the  financial  accounts and books and records of the Fund;  including the reviewing of calculations of net asset value and preparing tax returns; or

                  (ii)       any of the costs  (including  applicable  office space,  facilities  and equipment) of the services,  of any of the personnel  operating under the direction of such principal financial officer.  Notwithstanding  the  obligation  of the  Fund to bear  the  expense  of the  functions referred to in clauses (i) and (ii) of this  subparagraph  (c),  the  Investment  Manager may pay the salaries,  including any  applicable  employment or payroll taxes and other salary costs,  of the principal  financial  officer and other  personnel  carrying out such  functions and the Fund shall reimburse the Investment Manager therefor upon proper accounting.

         (d)      All of the ordinary  business  expenses  incurred in the  operations of the Fund and the offering of its shares  shall be home by the Fund  unless  specifically  provided  otherwise  in this  paragraph  6. These expenses include but are not limited to brokerage  commissions,  legal auditing,  taxes or governmental fees, the cost of preparing  share  certificates,  custodian,  depository,  transfer and  shareholder  service agent costs, expenses of issue, sale,  redemption and repurchase of shares,  expenses of registering and qualifying shares for sale,  insurance  premiums on property or personnel  (including  officers and trustees if  available) of the Fund which inure to its benefit,  expenses  relating to trustee and  shareholder  meetings,  the cost of preparing and distributing  reports  and  notices  to  shareholders,  the  fees  and  other  expenses  incurred  by the Fund in connection with membership in investment  company  organizations  and the cost of printing copies of prospectuses and statements of additional information distributed to shareholders.

7.       Delegation  of  Responsibilities.  Upon the  request  of the  Fund's  Board of  Trustees,  the  Investment
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   Manager may perform  services on behalf of the Fund which are not  required  by this  Agreement.  Such  services will be performed on behalf of the Fund and the  Investment  Manager's  cost, in rendering  such services may be billed  monthly  to the  Fund,  subject  to  examination  by the  Fund's  independent  accountants.  Payment  or assumption by the Investment  Manager of any Fund expense that the Investment  Manager is not required to pay or assume under this Agreement  shall not relieve the Investment  Manager of any of its obligations to the Fund nor obligate the Investment Manager to pay or assume any similar Fund expense on any subsequent occasion.

  8.     Engagement of Sub-advisors  and  Broker-Dealers.  The Investment  Manager may engage,  subject to approval
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  of the Fund's Board of Trustees,  and where  required,  the  shareholders  of the  Portfolio,  a  sub-advisor  to provide  advisory  services  in relation to the  Portfolio.  Under such  sub-advisory  agreement  the  Investment
  Manager may delegate to the sub-advisor the duties outlined in  subparagraphs  (c), (f), (g) and (h) of paragraph
  2 hereof

   9.    Compensation.  The Fund  shall pay the  Investment  Manager in full  compensation  for  services  rendered
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   hereunder  an annual  investment  advisory  fee.  The fee shall be  payable  monthly  in  arrears,  based on the average  daily net assets of the  Portfolio  for each  month,  at the annual rate set forth in Exhibit A to this
   Agreement.

   10.   Expense  Limitation.  If, for any fiscal year of the Fund, the total of all ordinary  business expenses of
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   the Portfolio,  including all investment advisory and administration  fees but excluding  brokerage  commissions and fees,  taxes,  interest and  extraordinary  expenses such as  litigation,  would exceed 1.30% of the average daily net assets of the Portfolio,  the Investment  Manager agrees to pay the Fund such excess expenses,  and if required  to do so  pursuant  to such a statute or  regulatory  authority,  to pay to the Fund such  expenses no later than the last day of the first  month of the next  succeeding  fiscal year of the Fund.  For the  purposes of this  paragraph,  the term "fiscal year" shall exclude the portion of Fund's  current fiscal year which shall have  elapsed  prior to the date  hereof and shall  include the  portion of the then  current  fiscal year which shall have elapsed at the date of termination of this Agreement.

  11.    Non-Exclusivity,  The  services  of the  Investment  Manager to the  Portfolio  are not to be deemed to be
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  exclusive and the Investment  Manager shall be free to render  investment  advisory and corporate  administrative or other services to others  (including  other  investment  companies) and to engage in other  activities.  It is understood and agreed that officers or directors of the  Investment  Manager may serve as officers or trustees of the Fund, and that officers or trustees of Fund way serve as officers or directors of the  Investment  Manager to the extent  permitted by law, and that the officers and directors of the  Investment,  Manager are not prohibited from engaging in any other business  activity or from rendering  services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

  12.    Term and Approval.  This  Agreement  shall become  effective on September  14, 2001 and shall  continue in
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  force and effect from you to year, provided that such continuance is specifically approved at least annually:

         (a)      (i) by the  Fund's  Board  of  Trustees  or (ii) by the  vote of a  majority  of the  Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act); and

         (b)      by the  affirmative  vote of a majority of the trustees who are not parties to this  Agreement or interested  persons of a party to this  Agreement  (other  than as Fund  trustees),  by votes cast in person at a meeting specifically called for such purpose.

  13.    Termination.  This  Agreement  may be  terminated  at any time  without  the  payment  of any  penalty  or
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  prejudice to the completion of any  transactions  already  initiated on behalf of the  Portfolio,  by vote of the
  Fund's Board of Trustees or by vote of a majority of the Portfolio's  outstanding  voting  securities,  or by the
  Investment  Manager,  on sixty (60) days' written notice to the other party.  The notice  provided for herein may be waived by either party.  This  Agreement  automatically  terminates in the event of its  assignment,  the term
  "assignment" for the purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

  14.    Liability of Investment Manager and  Indemnification.  In the absence of willful  misfeasance,  bad faith,
         ----------------------------------------------------
  gross negligence or reckless  disregard of obligations or duties hereunder on the part of the Investment  Manager or any of its  officers,  trustees  or  employees,  it shall not be  subject to  liability  to the Fund or to any shareholder  of the  Portfolio  for any act or omission in the course of or connected  with,  rendering  services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

  15.    Liability of Trustees and  Shareholders.  A copy of the Agreement and  Declaration of Trust of the Fund is
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  on file  with the  Secretary  of The  Commonwealth  of  Massachusetts,  and  notice  is  hereby  given  that this instrument  is executed  on behalf of the  trustees of the Fund as  trustees  and not  individually  and that the obligations of this  instrument  are not binding upon any of the trustees or  shareholders  individually  but are binding  only upon the assets and  property of the Fund.  Federal and state laws  impose  responsibilities  under certain  circumstances  on  persons  who act in good  faith,  and  therefore,  nothing  herein  shall  in any way constitute a waiver of limitation of any rights which the Fund or  Investment  Manager may have under  applicable law.

  16.    Notices.  Any  notices  under this  Agreement  shall be in  writing,  addressed  and  delivered  or mailed
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  postage  paid to the other  party at such  address  as such other  party may  designate  for the  receipt of such notice.  Until  further  notice it is agreed  that the  address  of the Fund  shall be 126 High  Street,  Boston,
  Massachusetts,  02110,  and the  address  of the  Investment  Manager  shall  be One  Corporate  Drive,  Shelton,
  Connecticut 06484.

  17.    Questions of  Interpretation.  Any question of  interpretation  of any term or provision of this Agreement
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  having a counterpart  in or otherwise  derived from a term or provision of the  Investment  Company Act, shall be resolved  by  reference  to such term or  provision  of the Act and to  interpretations  thereof,  if any, by the
  United States Courts or in the absence of any controlling  decision of any such court,  by rules,  regulations or orders of the Securities and Exchange  Commission  issued pursuant to said Act. In addition,  where the effect of a requirement of the Investment  Company Act,  reflected in any provision of this Agreement is released by rules, regulation or order of the Securities  and Exchange  Commission,  such  provision  shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

Attest:                                                       AMERICAN SKANDIA TRUST

                                                              By:
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                                                                    Gordon C. Boronow
                                                                    Vice President

Attest:                                                       AMERICAN SKANDIA INVESTMENT
                                                              SERVICES, INCORPORATED

                                                              By:
------------------------------------                             -----------------------------------------
                                                                    John Birch
                                                                    Senior  Vice  President  & Chief  Operating
                                                              Officer

                                              American Skandia Trust
                                        AST PBHG Small-Cap Growth Portfolio
                                          Investment Management Agreement

                                                     EXHIBIT A
                                                     ---------

An annual rate of 0.90% of the average daily net assets of the Portfolio.